Exhibit 3.60

ARTICLES OF INCORPORATION

OF

THE NATIONAL CENTER FOR SURVEY RESEARCH, INC.

1. The name of this corporation is

THE NATIONAL CENTER FOR SURVEY RESEARCH, INC.

2. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be crganized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

3. The name and address in this State of the corporation’s initial agent for service of process is

JOSEPH FARRELL, 2353 Hermits Glen,

Los Angeles, California 90046.

4. This corporation is authorized to issue only one class of shares of stock and the total number of shares which the corporation is authorized to issue is 100,000.

DATED December 8, 1977.

/s/ JOSEPH FARRELL
JOSEPH FARRELL, Incorporator

I declare that I am the person who executed the above Articles of Incorporation and such instrument is my act and deed.

/s/ JOSEPH FARRELL
JOSEPH FARRELL

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

THE NATIONAL CENTER FOR SURVEY RESEARCH, INC.

A California Corporation

JOSEPH FARRELL certifies that:

1. He is the duly elected and acting President and Secretary of said corporation;

2. The Articles, of Incorporation are amended in full to read as set forth in Exhibit “A” attached hereto, which is incorporated herein by this reference;

3. The foregoing amendment has been approved by the Board of Directors of said corporation;

4. The foregoing amendment was approved by the required vote of the shareholders of said corporation in accordance with Section 902 of the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 1,000 common shares; and the number of shares voting in favor of the foregoing amendment equalled or exceeded the vote required, such required vote being a majority of the outstanding shares of common stock.

IN WITNESS WHEREOF, the undersigned has executed this certificate on March 12, 1979.

/s/ JOSEPH FARRELL
JOSEPH FARRELL, President

/s/ JOSEPH FARRELL
JOSEPH FARRELL, Secretary

STATE OF CALIFORNIA	)
) SS
COUNTY OF LOS ANGELES	)

JOSEPH FARRELL declares:

I am the President and Secretary of the NATIONAL CENTER FOR SURVEY RESEARCH, INC. I have read the foregoing Certificate of Amendment of Articles of Incorporation of the NATIONAL CENTER FOR SURVEY RESEARCH, INC., and know the contents thereof; and I certify that; the same is true of my own knowledge.

I declare under penalty of perjury that the foregoing is true and correct.

EXECUTED this 18th day of April, 1979, at Los Angeles, California.

/s/ JOSEPH FARRELL
JOSEPH FARRELL

ARTICLES OF INCORPORATION

OF

THE NATIONAL RESEARCH GROUP, INC.

1. The name of this corporation is THE NATIONAL RESEARCH GROUP, INC.

2. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

3. The name and address in this State of the corporation’s initial agent for service of process is

JOSEPH FARRELL, 2353 Hermits Glen

Los Angeles, California 90046.

4. This corporation is authorized to issue only one class of shares of stock and the total number of shares which the corporation is authorized to issue is 100,000.

DATED: March 12, 1979.

/s/ JOSEPH FARRELL
JOSEPH FARRELL, Incorporator

I, declare that I am the person who executed the above Articles of Incorporation and such instrument, is my act and deed.

/s/ JOSEPH FARRELL
JOSEPH FARRELL

EXHIBIT “A”

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF THE NATIONAL RESEARCH GROUP, INC.

Catherine Paura certifies that:

1. She is the president and the secretary of The National Research Group, Inc., a California corporation.

2. An Article designated 5 is added to the articles of incorporation to read:

5. To the extent permitted by law, dividends may be declared by a vote or consent of the all of the shareholders of the Corporation. The following actions of the Corporation, or any subsidiary of the Corporation, shall require the approval by the vote or consent of the all of the shareholders of the Corporation: (i) the issuance or sale of stock or other securities of the Corporation or any subsidiary of the Corporation, or stock options, warrants or obligations convertible into such stock or securities; (ii) the sale or other disposition of a substantial part of the Corporation’s assets; (iii) the opening or closing of an office or agency; (iv) entering into any business other than the market research business; (v) amendment of the Articles of Incorporation or Bylaws of the Corporation; (vi) any merger or consolidation of the Corporation with or into any other corporation or the reorganization, recapitalization or liquidation of the Corporation; (vii) the purchase of any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture, or other entity; and (viii) any transaction, including any capital expenditure or commitment therefor, involving an amount in excess of $25,000, except transactions in the ordinary course of business (it being understood that changes in personnel are considered to be in the ordinary course of business).

3. The amendment herein set forth has been duly approved by the board of directors.

4. The amendment herein set forth has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is 1,000. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required for the approval of the amendment herein set forth was more than 50%.

IN WITNESS WHEREOF, Catherine Paura, President of The National Research Group, Inc., and Catherine Paura, Secretary of The National Research Group, Inc., declares under penalty of perjury under the laws of the State of California that the matters set forth in the certificate are true and correct of our own knowledge. Executed at Los Angeles, California.

Dated: April 29, 1988	/s/ Catherine Paura
Catherine Paura, President

/s/ Catherine Paura
Catherine Paura, Secretary

AGREEMENT OF MERGER

OF

WINDSOR ACQUISITION SUB, INC.

AND

THE NATIONAL RESEARCH GROUP, INC.

AGREEMENT OF MERGER entered into on August 28, 1989 by Windsor Acquisition Sub, Inc. and The National Research Group, Inc. as approved by the Board of Directors of each of said corporations:

1. Windsor Acquisition Sub, Inc., which is a corporation incorporated in the State of Delaware, and which is sometimes hereinafter referred to as the “disappearing corporation”, shall be merged with and into The National Research Group, Inc., which is a corporation incorporated in the State of California, and which is sometimes hereinafter referred to as the “surviving corporation”. The laws of the jurisdiction of incorporation of the disappearing corporation permit the merger of a business corporation of said jurisdiction with and into a business corporation of another jurisdiction.

2. The separate existence of the disappearing corporation shall cease upon the effective date of the merger in accordance with the provisions of the laws of the jurisdiction of incorporation of said corporation.

3. The surviving corporation shall continue its existence under its present name pursuant to the provisions of the General Corporation Law of the State of California.

4. The Articles of Incorporation of the surviving corporation upon the effective date of the merger in the State of California shall be the Articles of Incorporation of said surviving corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of California.

5. The bylaws of the surviving corporation upon the effective date of the merger in the State of California shall be the bylaws of said surviving corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of California.

6. The directors and officers in office of the surviving corporation upon the effective date of the merger in the State of California shall continue to be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election, choice, and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

7. Each issued share of the disappearing corporation shall, upon the complete effective date of the merger, be cancelled and in exchange therefore there shall be distributed to said sole shareholder all of the shares of the common stock of The National Research Group, Inc. which are now held by Windsor Acquisition Sub, Inc. As a result of said exchange, the sole shareholder of Windsor Acquisition Sub, Inc. shall become the sole shareholder of The National Research Group, Inc. holding the same number of shares and classes of stock as were held by Windsor Acquisition Sub, Inc. immediately prior to the merger.

8. In the event that the merger herein provided for shall have been fully authorized in accordance with the provisions of the laws of the jurisdiction of incorporation of the disappearing corporation and in accordance, with the provisions of the General Corporation Law of the State of California, the disappearing corporation and the surviving corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Delaware and of the State of California, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

9. The Board of Directors and the proper officers of the disappearing corporation and of the surviving corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the Merger herein provided for.

10. The merger herein provided for shall become effective as of the close of business on September 30, 1989.

Signed on August 31, 1989.

WINDSOR ACQUISITION SUB, INC.

By:	/s/ Jonathan Hirst
Jonathan Hirst, President

By:	/s/ Nina Werner
Nina Werner, Secretary

Signed on August 30, 1989.

THE NATIONAL RESEARCH GROUP, INC.

By:	/s/ Catherine Paura
Catherine Paura, President

/s/ Catherine Paura
Catherine Paura, Secretary

CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

Jonathan Hirst and Nina Werner certify that:

1. They are the President and Secretary, respectively, of Windsor Acquisition Sub, Inc., a Delaware corporation.

2. The agreement of merger in the form attached was duly approved by the board of directors and sole shareholder of the corporation.

3. The shareholder approval was by the holder of all of the outstanding shares of the corporation.

4. There is only one class of shares and the number of outstanding shares is 100.

Signed on August 31, 1989.

/s/ Jonathan Hirst
Jonathan Hirst, President

/s/ Nina Werner
Nina Werner, Secretary

On this 31st day of August, 1989, in the City of New York in the State of New York, each of the undersigned does hereby declare under the penalty of perjury that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

/s/ Jonathan Hirst
Jonathan Hirst, President

/s/ Nina Werner
Nina Werner, Secretary

CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

Catherine Paura and Catherine Paura certify that:

1. They are the President and Secretary, respectively, of The National Research Group, Inc., a California corporation.

2. The agreement of merger in the form attached was duly approved by the board of directors and sole shareholder of the corporation.

3. The shareholder approval was by the holder of all of the outstanding shares of the corporation.

4. There is only one class of shares and the number of outstanding shares is 1,000.

Signed on August 30, 1989.

/s/ Catherine Paura
President

/s/ Catherine Paura
Secretary

On this 30th day of August, 1989, in the City of Los Angeles in the State of California, each of the undersigned does hereby declare under the penalty of perjury that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his knowledge.

/s/ Catherine Paura
President

/s/ Catherine Paura
Secretary

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

The undersigned certify that:

1.	They are the Chief Executive Officer and Secretary, respectively of The National Research Group, Inc., a California corporation.

2.	Article 1. of the Articles of Incorporation of this corporation is amended to read as follows:

“1. The name of this corporation is Nielsen National Research Group, Inc.”

3.	The board of directors has duly approved the foregoing amendment of Articles of Incorporation.

4.	The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was 100%

We further declare under penalty of perjury under laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: April 10,2003

/s/ Andrew Wing
Andrew Wing
Chief Executive Officer

/s/ James A. Ross
James A. Ross
Secretary